Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2023, with respect to the financial statements of Edgewise Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
May 11, 2023